Exhibit 4(iv)


                      MULTIPLE ADVANCE TERM LOAN AGREEMENT

 This Multiple Advance Term Loan Agreement (the "Agreement") is made and entered into by and between Lee Enterprises Incorporated (the "Borrower") and Firstar Bank Milwaukee, N.A. (the "Bank") as of the date set forth on the last page of this Agreement.

      1. Loans. From time to time prior to April 15, 1996 or the earlier termination hereof (in either case the "Termination Date"), the Borrower may borrow from the Bank up to the aggregate amount outstanding at any one time of $7,500,000 (the "Loan Amount"). All loans hereunder shall be evidenced by a single promissory note of the Borrower payable to the order of the Bank in the principal amount of the Loan Amount (the "Note"). Although the Note shall be expressed to be payable in the full amount of the Loan Amount, the Borrower shall be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein. The Borrower shall have the right to permanently reduce the Loan Amount during the term of this Agreement upon 30 days prior notice to the Bank.

      2. Interest Rates. Interest on advances outstanding under this Agreement shall accrue at a rate equal to (a) the Bank's announced prime rate (with the rate changing as and when said prime rate changes) ("Variable Rate Advances") or
(b) 30, 60, 90 or 180 day LIBOR plus 0.375% per annum ("Fixed Rate Advances"). Interest on Variable Rate Advances shall be payable beginning February 1, 1996 and continuing on the same day of each consecutive month thereafter and at maturity. Interest on Fixed rate Advances shall be payable at the end of each quoted interest rate period and at maturity. Any Variable Rate Advances may be prepaid in whole or in part without prepayment premium or penalty. Any Fixed Rate Advances may only be prepaid upon the Borrower's payment of all of the Bank's costs and expenses associated with such prepayment, including costs incurred by the Bank in liquidating or otherwise employing deposits acquired to fund such Fixed Rate Advances.

      3. Conditions Precedent. The Bank shall be under no obligation to make any advances under this Agreement until the Borrower has provided the Bank with:

      (a) Articles of Incorporation, borrowing resolutions and an incumbency certificate in form acceptable to the Bank;

      (b) A fully executed original of this Agreement; and

      (c) A fully executed original of the Note.

      4. Facility Fee. The Borrower will pay a facility fee equal to one-eighth of one percent of the unused portion of the Loan Amount, payable at maturity.

      5. Advances and Paying Procedure. The Bank is authorized and directed to credit any of the Borrower's accounts with the Bank or to the account the Borrower designates in writing for all loans made hereunder and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal or interest due under the Note or other amount due hereunder on the due date with respect thereto.

      6. Borrower's Warranties. The Borrower makes the following warranties: (A) The Borrower is a validly existing corporation, in good standing under the laws of its state of organization, and has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties. (B) The execution, delivery and performance of this Agreement and the Note (i) are within the Borrower's power; (ii) have been duly authorized by proper corporate action; (iii) do not require the approval of any governmental agency; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. (C) This Agreement and the Note are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. (D) The Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties. (E) The Borrower is currently in compliance with, and will continue to comply in all material respects with, all laws and regulations applicable to its business and its properties, including all environmental laws; and the Borrower will immediately notify the Bank in writing if the Borrower is notified of any existing or potential violation of any law or regulation, or if the Borrower may be required to clean up or make a financial contribution for the cleanup of any hazardous substances and such financial contribution would have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

      7. Financial Statements. The Borrower shall provide the Bank with such information about its business affairs and financial condition as the Bank may request from time to time, and without request provide to the Bank (i) quarterly management prepared financial statements within 60 days of the end of each quarter and (ii) annual audited financial statements prepared by an accounting firm acceptable to the Bank within 120 days of the end of each fiscal year.

      8. Covenants.

      (a) The Borrower will not permit, at any date, its Consolidated Debt to Consolidated Net Operating Income Ratio, as defined in the Borrower's Note Purchase Agreement dated as of December 1, 1990, (the "Note Agreement") to be greater that 3.5:1.

      (b) The Borrower will not permit, at any date, the ratio, as defined in the Borrower's Note Agreement, of (i) Consolidated Net Operating Income for the twelve consecutive months ending on such date to (ii) Pro Forma Annual Debt Service, to be less than 1.25:1.

      (c) The Borrower shall not permit, at any date, the ratio, as defined in the Borrower's Note Agreement, of (i) Consolidated Net Operating Income plus Lease Rentals for the twelve consecutive months ending on such date to (ii) Fixed Charges, to be less than 1.65:1.

      (d) The Borrower further covenants and agrees that it will continue to be bound by the terms of Section 8 of its Note Agreement, (unless such terms are superseded by this Agreement) whether or not the Note Agreement is prepaid or otherwise terminated during the term of this Agreement or any extension hereof.

      9. Defaults. The occurrence of any of the following shall constitute an "Event of Default":

      (a) The Borrower shall fail to pay (i) any interest due on the Note, or any other amount payable under this Agreement, by five days after the same becomes due; or (ii) any principal amount due on the Note when due.

      (b) The Borrower shall default in the performance of any agreement, term, provision, condition, or covenant required to be performed or observed by the Borrower under this Agreement continuing for a period of 15 days.

      (c) Any financial information, statement, certificate, representation or warranty given by the Borrower or its representatives to the Bank in connection with the Borrower entering into this Agreement and/or any borrowing hereunder, or required to be furnished under the terms of this Agreement, shall prove untrue in any material respect (as determined by the Bank in the exercise of its reasonable judgment) as of the time when given.

      (d) The Borrower shall be in default under the terms of any loan agreement or indenture governing indebtedness owing by the Borrower in excess of $1,000,000 and the period of grace, if any, to cure said default shall have passed.

      (e) There shall be any material adverse change in the financial condition of the Borrower.

      (f) The Borrower shall: (i) become insolvent; or (ii) be unable, or admit in writing its inability, to pay its debts as they mature; or (iii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (iv) become the subject of an "Order for Relief" as said term is defined under the United States Bankruptcy Code; or (v) file an answer to a creditor's petition (admitting the material allegations thereof) for reorganization or to effect a plan or other arrangement with creditors; or (vi) apply to a court for the appointment of a receiver for any of its assets; or (vii) have a receiver appointed for any of its assets (with or without the consent of the Borrower) and such receiver shall not be discharged within 60 days after the appointment; or (viii) otherwise become the subject of an insolvency proceeding or an out-of-court settlement with its creditors.

If any Event of Default identified in subsections (a) through (e) above shall occur, then at any time thereafter, the Bank may, by written notice to the Borrower, (i) immediately terminate its obligations to make loans hereunder and/or (ii) declare the unpaid principal balance under the Note, together with all interest accrued thereon and other amounts accrued hereunder, to be immediately due and payable; and the same shall thereupon be due and payable all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in the Note. If any Event of Default identified in subsection (f) above shall occur, then the Bank's obligations to make loans hereunder shall immediately terminate and the unpaid principal balance under the Note, together with all interest accrued thereon and other amounts accrued hereunder, shall thereupon be due and payable all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in the Note.

      10. Use of Proceeds; Margin Stock; Speculation. Advances by the Bank hereunder shall be used exclusively by the Borrower for working capital and other regular and valid purposes. The Borrower will not use any of the loan proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds shall be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

      11. Expenses and Attorneys' Fees. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with the preparation, administration and enforcement hereof, and any waivers or amendments with respect hereto, including all costs of collection and including, without limitation, the fees and disbursements of counsel (including inside counsel) for the Bank.

      12. Participations. The Bank may at its option, sell all or any interests in the Note and this Agreement to any other financial institution and disclose financial information concerning the Borrower to such participant.

      13. Applicable Law and Jurisdiction. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the State of Wisconsin, except to the extent superseded by federal law. Invalidity of any provisions of this Agreement will not affect any other provision. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN MILWAUKEE COUNTY WISCONSIN, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING.

      14. Waiver of Jury Trial. THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

      IN WITNESS WHEREOF, the undersigned have executed this MULTIPLE ADVANCE TERM LOAN AGREEMENT as of the 16th day of January, 1996.

                               LEE ENTERPRISES, INCORPORATED

                               By: /s/ Nancy Chapman
                                   ---------------------------------------------
                               Name and Title:   Nancy Chapman
                                                 Assistant Secretary and
                                                 Assistant Treasurer
[CORPORATE SEAL]

                               By: /s/
                                   ---------------------------------------------
                               Name and Title:

                               FIRSTAR BANK MILWAUKEE, N.A.

                               By: /s/ Timothy W. Somers
                                   ---------------------------------------------
                               Name and Title:  Timothy W. Somers
                                                Vice President

                                  Exhibit 4(iv)


                         MULTIPLE ADVANCE TERM LOAN NOTE


$7,500,000                                                      January 16, 1996



      FOR VALUE RECEIVED, LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the "Borrower"), promises to pay to the order of FIRSTAR BANK MILWAUKEE, N.A. (the "Bank"), at its main office in Milwaukee, Wisconsin, the principal sum of Seven Million Five Hundred Thousand and 00/100 DOLLARS ($7,500,000) payable April 15, 1996.

      The unpaid principal balance hereof shall bear interest prior to maturity computed at the rate or rates and shall be payable on the dates set forth in the Multiple Advance Term Loan Agreement identified below. Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

      Principal amounts unpaid at the maturity hereof (whether by fixed maturity or acceleration of maturity) shall bear interest from and after maturity until paid computed at a rate equal to two percent (2%) per annum plus the rate otherwise payable hereunder. Principal of and interest on this Note shall be payable in lawful money of the United States of America.

      This Multiple Advance Term Loan constitutes the Note issued under a Multiple Advance Term Loan Agreement dated January 16, 1996 (the "Agreement") between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which loans evidenced hereby were or may be made and the terms and conditions upon which the maturity of this Note may be accelerated.



                               LEE ENTERPRISES, INCORPORATED


                               By:  /s/ Nancy Chapman
                                    --------------------------------------------
                               Name and Title: Nancy Chapman
                                               Assistant Secretary and
                                               Assistant Treasurer
[CORPORATE SEAL]


                               By: /s/
                                   ---------------------------------------------
                               Name and Title:

                                  Exhibit 4(iv)


                AMENDMENT TO MULTIPLE ADVANCE TERM LOAN AGREEMENT

      This Amendment to Multiple Advance Term Loan Agreement is dated as of the 15th day of April, 1996 by and between Firstar Bank Milwaukee, N.A. (the "Bank") and Lee Enterprises Incorporated (the "Borrower").

                                    RECITALS

      The Bank and the Borrower acknowledge the following:

      A. The Bank and the Borrower have previously entered into a Multiple Advance Term Loan Agreement dated January 16, 1996 (the "Agreement") which set forth the terms and provisions of a term loan from the Bank to the Borrower. The term loan was evidenced by a Promissory Note in the original principal amount of $7,500,000 dated January 16, 1996 (the "Note").

      B. The Bank and the Borrower now wish to extend and increase the Note pursuant to the terms and provisions of this Amendment to Multiple Advance Term Loan Agreement (the "Amendment").

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the recitals and mutual agreements which follow and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower agree as follows:

      1. All references to the "Note" in the Agreement, shall be deemed to refer to the "Note" attached hereto and incorporated herein as Exhibit A.

      2.  All  references  to   "$7,500,000"   in  the  Agreement,   shall  mean
"$10,000,000".

      3. All references to the date of "April 15, 1996" in the Agreement, shall mean "July 15, 1996".

      4. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. All warranties and representations contained therein are hereby reconfirmed.

      5. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered.

      6. Pursuant to paragraph 11 of the Agreement, the Borrower shall be responsible for payment of all fees and out-of-pocket disbursements incurred by the Bank in connection with the preparation, execution, delivery, administration and enforcement of the Agreement, including all costs of collection, and including, without limitation, the fees and disbursements of counsel (including inside counsel) for the Bank.

      7. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

      8. This Amendment shall be governed and construed in accordance with the internal laws of the State of Wisconsin.

      9. This Amendment may be signed in any number of counterparts each of which shall be considered an original, but when taken together shall constitute one document.

      10. The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the corporate powers of the Borrower.

      Dated as of the 15th day of April, 1996.


                                      LEE ENTERPRISES, INCORPORATED


                                      By: /s/ Nancy Chapman
                                      --------------------------------
                                      Name and Title: Nancy Chapman
                                                      Assistant Secretary and
                                                      Assistant Treasurer




                                      FIRSTAR BANK MILWAUKEE, N.A.


                                      By:  /s/ Julie Stomma
                                      ----------------------------------
                                      Name and Title: Julie Stomma Rettko
                                                      Commercial Banking Officer

                                  Exhibit 4(iv)


                                    EXHIBIT A

                         MULTIPLE ADVANCE TERM LOAN NOTE


$10,000,000                                                       April 15, 1996



      FOR VALUE RECEIVED, LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the "Borrower"), promises to pay to the order of FIRSTAR BANK MILWAUKEE, N.A. (the "Bank"), at its main office in Milwaukee, Wisconsin, the principal sum of Ten Million and 00/100 Dollars ($10,000,000) payable July 15, 1996.

      The unpaid principal balance hereof shall bear interest and be payable as provided in the Multiple Advance Term Loan Agreement identified below. Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

      Principal amounts unpaid at the maturity hereof (whether by fixed maturity or acceleration of maturity) shall bear interest from and after maturity until paid computed at a rate equal to two percent (2%) per annum plus the rate otherwise payable hereunder. Principal of and interest on this Note shall be payable in lawful money of the United States of America.

      This Multiple Advance Term Loan constitutes the Note issued under a Multiple Advance Term Loan Agreement dated January 16, 1996, as amended (the "Agreement") between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which loans evidenced hereby were or may be made and the terms and conditions upon which the maturity of this Note may be accelerated.



                          LEE ENTERPRISES, INCORPORATED


[CORPORATE SEAL]           By:  /s/ Nancy Chapman
                                --------------------------------------
                           Name and Title:   Nancy Chapman
                                             Assistant Secretary and
                                             Assistant Treasurer